EXHIBIT 99.1

November 24, 2009

To: Smart Online’s Board of Directors

Subject: Resignation

Effective today I hereby resign my position as Interim President and Chief Executive Officer of Smart Online, Inc.  I will continue to serve in my capacity as a Board member, including the Chair of the Audit Committee and a member of the company’s Compensation Committee and its Corporate Governance and Nominating Committee.

It has been a pleasure to serve the company in this management capacity and I look forward to my continued role as a Board member.

Cordially,

/s/ C. James Meese, Jr.

C. James Meese, Jr.